Exhibit 10.21

Lock-Up Agreement

                , 200

Conbulk Corporation
[                        ]
[                        ]

Gentlemen:

As an inducement to the parties to that certain Membership Interest Purchase and Sale Agreement, dated as of                              , 2008 (the “Purchase Agreement”) to consummate the transactions contemplated hereby, the undersigned (the “Securityholder”) agrees, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1.             the Securityholder will not, without the prior written consent of the Company (which consent may only be given with the approval of the majority of the independent members of the Company’s board of directors), directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, enter into any contract to sell or otherwise dispose of or transfer any shares of the Company’s common stock or other equity securities of the Company acquired by the Securityholder (i) pursuant to the Purchase Agreement and any shares of common stock which may be issued upon exercise of any such equity securities (each a “Merger Security” and, collectively, the “Merger Securities”), or (ii) directly or indirectly pursuant to that certain Management Agreement (the “Management Agreement”), dated as of                        , 2008, by and between the Company and Conbulk Management S.A. (each, an “Earnout Security”, collectively, the “Earnout Securities” and, together with the Merger Securities, the “Securities”) or enter into any Hedging Transaction (as defined below) (each of the foregoing referred to as a “Disposition”) until (x) with respect to the Merger Securities,                          , 2009 (the one (1) year anniversary of the merger closing), and (y) with respect to the Earnout Securities, the one (1) year anniversary of the date the applicable Earnout Security is earned by the Securityholder pursuant to the Management Agreement (each, the “Applicable Lock-Up Period”).  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

2.             Notwithstanding the foregoing, the Securityholder may transfer any or all of the Securities (i) if the Securityholder is a natural person, by gift, will or intestacy so long as the transfer is not for value; (ii) if the Securityholder is a natural person, to any trust for the direct or indirect benefit of the Securityholder or the immediate family of the Securityholder so long as the transfer is not for value; (iii) pursuant to a qualified domestic relations order; (iv) if, subsequent to the transactions contemplated by the Purchase Agreement, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property; (v) if the Securityholder is a partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof so long as the transfer is not for value; and (vi) if the Securityholder is a corporation, limited liability company or limited partnership to any of its wholly-owned subsidiaries; provided, however, that in any such case it shall be a condition to the transfer that, prior to or concurrently with such transfer, the transferee executes and delivers to the Company an agreement, in form and substance satisfactory to the Company, stating that the transferee is receiving and agrees to hold the Securities subject to the provisions of this letter agreement, and there shall be no further transfer of such Securities except in accordance with this letter agreement.  For purposes of this letter-up agreement, “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

3.             Without limiting the restrictions herein, any Disposition by the Securityholder shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933, as amended.

4.             The Securityholder hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement or similar agreement to which the Securityholder is a party or under which the Securityholder is entitled to any right or benefit, this letter agreement supersedes such registration rights agreement or similar agreements.

5.             The Securityholder understands that the parties to the Purchase Agreement will proceed with the consummation of the transactions contemplated thereby in reliance on this letter agreement.

6.             This letter agreement shall be governed by the laws of the State of New York, without regard to any applicable choice of law provisions.

7.             The Securityholder hereby represents and warrants that the Securityholder has full power and authority to enter into this letter agreement and that this letter agreement has been duly authorized (if applicable), executed and delivered by the Securityholder and is a valid and binding agreement of the Securityholder.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Securityholder and any obligations of the Securityholder shall be binding upon the heirs, personal representatives, successors and assigns of the Securityholder.

Very truly yours

(Signature)

(Print Name)

(Print Name of Securityholder, if
Securityholder is an entity)

Consent of Spouse

I, the spouse of the above-named Securityholder, acknowledge and agree that I am bound by the terms of this letter agreement as to any and all interests I may have in Securities acquired, held or beneficially owned by my spouse.

Print Name